Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE
Contact:

Trevor Burns	Kate Walker
Investor Relations	Media Relations
trevor.burns@equifax.com	mediainquiries@equifax.com

Equifax Delivers Strong Third Quarter 2024 Revenue Growth of 9%, Led by 19% Workforce Solutions Non-Mortgage Verification Services

ATLANTA, OCTOBER 16, 2024 -- Equifax® (NYSE: EFX) today announced financial results for the quarter ended September 30, 2024.

•Third quarter 2024 revenue of $1.442 billion grew a strong 9%, with 10% non-mortgage local currency revenue growth.
•Workforce Solutions third quarter revenue grew 7%, with 9% non-mortgage revenue growth from 19% Verification Services non-mortgage revenue growth led by Government and Talent Solutions. Mortgage revenue was up 4%.
•USIS third quarter revenue growth of 12% with 36% mortgage revenue growth and 5% non-mortgage revenue growth.
•Overall U.S. Mortgage revenue up 17%.
•International third quarter revenue growth of 18% on a local currency basis with 9% on a reported basis, with organic local currency revenue growth of 12%.
•Strong new product innovation leveraging new EFX Cloud with 13% new product Vitality Index and 100% of new models and scores built using Artificial Intelligence and Machine Learning.

“Equifax had a strong third quarter against our EFX2026 strategic priorities delivering revenue of $1.442 billion, up a strong 9%. Our non-mortgage business, which was about 80% of Equifax revenue in the third quarter, delivered very strong broad-based 10% local currency revenue growth, from continued significant new product performance with a New Product Vitality Index of 13% and 100% of new models and scores built using AI and ML. Workforce Solutions delivered 9% non-mortgage revenue growth, driven by very strong 19% non-mortgage Verification Services revenue growth led by the Government and Talent Solutions businesses. Employer Solutions revenue declined 19% in the quarter. USIS delivered non-mortgage revenue growth of 5% as the team completed the full migration of our USIS Consumer Credit and Telco and Utilities Exchanges to the Cloud in the third quarter. International delivered strong 12% organic local currency revenue growth, led by Latin America and Europe. Our U.S. mortgage businesses grew 17% with USIS mortgage credit inquiries up 1%. USIS had strong 36% growth in mortgage revenue with Workforce Solutions mortgage revenue up 4%,” said Mark W. Begor, Equifax Chief Executive Officer.

“We have strong momentum in 2024 and are confident in the future of the New Equifax as we deliver strong non-mortgage revenue growth, move towards completion of our Cloud migrations, leverage our new Cloud capabilities to accelerate new product roll-outs that ‘Only Equifax’ can provide, and invest in new products, data, analytics, and EFX.AI capabilities which are expected to drive growth in 2024 and beyond. We are energized about the New Equifax and remain confident in our long-term 8-12% revenue growth framework that is expected to deliver higher margins and accelerating free cash flow."

Financial Results Summary

The Company reported revenue of $1,441.8 million in the third quarter of 2024, up 9 percent on a reported basis and up 11 percent on a local currency basis compared to the third quarter of 2023.

Net income attributable to Equifax of $141.3 million was down 13 percent in the third quarter of 2024 compared to $162.2 million in the third quarter of 2023.

Diluted EPS attributable to Equifax was $1.13 per share for the third quarter of 2024, down 14 percent compared to $1.31 per share in the third quarter of 2023.

Workforce Solutions third quarter results

•Total revenue was $620.0 million in the third quarter of 2024, up 7 percent compared to the third quarter of 2023. Operating margin for Workforce Solutions was 43.2 percent in the third quarter of 2024 compared to 41.8 percent in the third quarter of 2023. Adjusted EBITDA margin for Workforce Solutions was 51.6 percent in the third quarter of 2024 compared to 50.9 percent in the third quarter of 2023.
•Verification Services revenue was $524.9 million, up 14 percent compared to the third quarter of 2023.
•Employer Services revenue was $95.1 million, down 19 percent compared to the third quarter of 2023.

USIS third quarter results

•Total revenue was $476.9 million in the third quarter of 2024, up 12 percent compared to the third quarter of 2023. Operating margin for USIS was 20.6 percent in the third quarter of 2024 compared to 21.1 percent in the third quarter of 2023. Adjusted EBITDA margin for USIS was 33.9 percent in the third quarter of 2024 compared to 34.2 percent in the third quarter of 2023.
•Online Information Solutions revenue was $381.1 million, up 9 percent compared to the third quarter of 2023.
•Mortgage Solutions revenue was $38.0 million, up 39 percent compared to the third quarter of 2023.
•Financial Marketing Services revenue was $57.8 million, up 14 percent compared to the third quarter of 2023.

International third quarter results

•Total revenue was $344.9 million in the third quarter of 2024, up 9 percent and up 18 percent compared to the third quarter of 2023 on a reported and local currency basis, respectively. Operating margin for International was 13.9 percent in the third quarter of 2024 compared to 12.7 percent in the third quarter of 2023. Adjusted EBITDA margin for International was 27.7 percent in the third quarter of 2024 compared to 26.2 percent in the third quarter of 2023.
•Latin America revenue was $96.7 million, up 21 percent compared to the third quarter of 2023 on a reported basis and up 58 percent on a local currency basis.
•Europe revenue was $94.9 million, up 11 percent compared to the third quarter of 2023 on a reported basis and up 9 percent on a local currency basis.
•Asia Pacific revenue was $88.5 million, up 4 percent compared to the third quarter of 2023 on a reported basis and up 2 percent on a local currency basis.
•Canada revenue was $64.8 million, flat compared to the third quarter of 2023 on a reported basis and up 1 percent on a local currency basis.

Adjusted EPS and Adjusted EBITDA Margin

•Adjusted EPS attributable to Equifax was $1.85 in the third quarter of 2024, up 5 percent compared to the third quarter of 2023.
•Adjusted EBITDA margin was 32.7 percent in the third quarter of 2024 compared to 33.1 percent in the third quarter of 2023.
•These financial measures exclude certain items as described further in the Non-GAAP Financial Measures section below.

2024 Fourth Quarter and Full Year Guidance
	Q4 2024		FY 2024
	Low-End	High-End	Low-End	High-End
Reported Revenue	$1.438 billion	$1.458 billion	$5.700 billion	$5.720 billion
Reported Revenue Growth	8.4%	9.9%	8.3%	8.6%
Local Currency Growth (1)	9.5%	11.0%	10.1%	10.4%
Organic Local Currency Growth (1)	9.5%	11.0%	8.1%	8.4%
Adjusted Earnings Per Share	$2.08 per share	$2.18 per share	$7.25 per share	$7.35 per share
(1)Refer to page 8 for definitions.

About Equifax

At Equifax (NYSE: EFX), we believe knowledge drives progress. As a global data, analytics, and technology company, we play an essential role in the global economy by helping financial institutions, companies, employers, and government agencies make critical decisions with greater confidence. Our unique blend of differentiated data, analytics, and cloud technology drives insights to power decisions to move people forward. Headquartered in Atlanta and supported by nearly 15,000 employees worldwide, Equifax operates or has investments in 24 countries in North America, Central and South America, Europe, and the Asia Pacific region. For more information, visit www.equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call on October 17, 2024 at 8:30 a.m. (ET) via a live audio webcast. To access the webcast and related presentation materials, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents adjusted EPS attributable to Equifax which is diluted EPS attributable to Equifax adjusted (to the extent noted above for different periods) for acquisition-related amortization expense, accrual for legal and regulatory matters related to the 2017 cybersecurity incident, fair market value adjustment of equity investment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, income tax effect of stock awards recognized upon vesting or settlement, Argentina highly inflationary foreign currency adjustment, realignment of resources and other costs, and adjustments to deferred tax balances. All adjustments are net of tax, with a reconciling item with the aggregated tax impact of the adjustments. This earnings release also presents (i) adjusted EBITDA and adjusted EBITDA margin which is defined as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items, (ii) local currency revenue change which is calculated by conforming 2024 results using 2023 exchange rates and (iii) organic local currency revenue growth which is defined as local currency revenue growth, adjusted to reflect an increase in prior year Equifax revenue from the revenue of acquired companies in the prior year period. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/Financial Information/Non-GAAP Financial Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, revenue growth, results of operations and financial performance, strategic initiatives, business plans, prospects and opportunities, the U.S. mortgage market, economic conditions and effective tax rates.

While Equifax believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect. Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors relate to (i) actions taken by us, including, but not limited to, restructuring actions, strategic initiatives (such as our cloud technology transformation), capital investments and asset acquisitions or dispositions, as well as (ii) developments beyond our control, including, but not limited to, changes in the U.S. mortgage market environment and changes more generally in U.S. and worldwide economic conditions (such as changes in interest rates and inflation levels) that materially impact consumer spending, home prices, investment values, consumer debt, unemployment rates and the demand for Equifax’s products and services. Deteriorations in economic conditions or increases in interest rates could lead to a decline in demand for our products and services and negatively impact our business. It may also impact financial markets and corporate credit markets, which could adversely impact our access to financing or the terms of any financing.

Other risk factors relevant to our business include: (i) any compromise of Equifax, customer or consumer information due to security breaches and other disruptions to our information technology infrastructure; (ii) the failure to achieve and maintain key industry or technical certifications; (iii) the failure to realize the anticipated benefits of our cloud technology transformation strategy; (iv) operational disruptions and strain on our resources caused by our transition to cloud-based technologies; (v) our ability to meet customer requirements for high system availability and response time performance; (vi) effects on our business if we provide inaccurate or unreliable data to customers; (vii) our ability to maintain access to credit, employment, financial and other data from external sources; (viii) the impact of competition; (ix) our ability to maintain relationships with key customers; (x) our ability to successfully introduce new products, services and analytical capabilities; (xi) the impact on the demand for some of our products and services due to the availability of free or less expensive consumer information; (xii) our ability to comply with our obligations under settlement agreements arising out of the 2017 cybersecurity incident; (xiii) potential adverse developments in new and pending legal proceedings, government investigations and regulatory enforcement actions; (xiv) changes in, and the effects of, laws, regulations and government policies governing our business, including oversight by the Consumer Financial Protection Bureau in the U.S., the U.K. Financial Conduct Authority and Information Commissioner’s Office in the U.K., and the Office of Australian Information Commission and the Australian Competition and Consumer Commission in Australia; (xv) the impact of privacy laws and regulations; (xvi) the economic, political and other risks associated with international sales and operations; (xvii) the impact on our reputation and business if we are unable to fulfill our environmental, social and governance commitments; (xviii) our ability to realize the anticipated strategic and financial benefits from our acquisitions, joint ventures and other alliances; (xix) any damage to our reputation due to our dependence on outsourcing certain portions of our operations; (xx) the termination or suspension of our government contracts; (xxi) the impact of infringement or misappropriation of intellectual property by us against third parties or by third parties against us; (xxii) an increase in our cost of borrowing and our ability to access the capital markets due to a credit rating downgrade; (xxiii) our ability to hire and retain key personnel; (xxiv) the impact of adverse changes in the financial markets and corresponding effects on our retirement and post-retirement pension plans; (xxv) the impact of health epidemics, pandemics and similar outbreaks on our business; and (xxvi) risks associated with our use of certain artificial intelligence and machine learning models.

A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2023 including, without limitation, under the captions “Item 1. Business -- Governmental Regulation” and “-- Forward-Looking Statements” and “Item 1A. Risk Factors” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and Equifax disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,
	2024	2023
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$1,441.8	$1,319.1
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	645.2	585.2
Selling, general and administrative expenses	380.4	333.1
Depreciation and amortization	169.1	154.4
Total operating expenses	1,194.7	1,072.7
Operating income	247.1	246.4
Interest expense	(56.3)	(62.8)
Other income, net	3.0	7.1
Consolidated income before income taxes	193.8	190.7
Provision for income taxes	(51.1)	(26.4)
Consolidated net income	142.7	164.3
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(1.4)	(2.1)
Net income attributable to Equifax	$141.3	$162.2
Basic earnings per common share:
Net income attributable to Equifax	$1.14	$1.32
Weighted-average shares used in computing basic earnings per share	123.9	123.0
Diluted earnings per common share:
Net income attributable to Equifax	$1.13	$1.31
Weighted-average shares used in computing diluted earnings per share	125.2	123.9
Dividends per common share	$0.39	$0.39

EQUIFAX INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$468.2	$216.8
Trade accounts receivable, net of allowance for doubtful accounts of $17.1 and $16.7 at September 30, 2024 and December 31, 2023, respectively	953.6	908.2
Prepaid expenses	133.7	142.5
Other current assets	97.6	88.8
Total current assets	1,653.1	1,356.3
Property and equipment:
Capitalized internal-use software and system costs	2,789.7	2,541.0
Data processing equipment and furniture	257.4	247.9
Land, buildings and improvements	285.9	272.9
Total property and equipment	3,333.0	3,061.8
Less accumulated depreciation and amortization	(1,417.1)	(1,227.8)
Total property and equipment, net	1,915.9	1,834.0
Goodwill	6,730.0	6,829.9
Indefinite-lived intangible assets	94.8	94.8
Purchased intangible assets, net	1,632.1	1,858.8
Other assets, net	318.4	306.2
Total assets	$12,344.3	$12,280.0
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$750.5	$963.4
Accounts payable	152.8	197.6
Accrued expenses	263.0	245.1
Accrued salaries and bonuses	206.1	168.7
Deferred revenue	111.7	109.5
Other current liabilities	390.3	334.7
Total current liabilities	1,874.4	2,019.0
Long-term debt	4,721.1	4,747.8
Deferred income tax liabilities, net	342.5	474.9
Long-term pension and other postretirement benefit liabilities	95.2	100.1
Other long-term liabilities	264.5	250.7
Total liabilities	7,297.7	7,592.5
Redeemable noncontrolling interests	120.5	135.1
Equifax shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at September 30, 2024 and December 31, 2023; Outstanding shares - 123.9 and 123.3 at September 30, 2024 and December 31, 2023, respectively	236.6	236.6
Paid-in capital	1,897.1	1,761.3
Retained earnings	5,893.2	5,608.6
Accumulated other comprehensive loss	(465.1)	(431.2)
Treasury stock, at cost, 64.8 and 65.4 shares at September 30, 2024 and December 31, 2023, respectively	(2,646.9)	(2,635.3)
Stock held by employee benefits trusts, at cost, 0.6 shares at September 30, 2024 and December 31, 2023	(5.9)	(5.9)
Total Equifax shareholders’ equity	4,909.0	4,534.1
Noncontrolling interests	17.1	18.3
Total shareholders' equity	4,926.1	4,552.4
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$12,344.3	$12,280.0

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2024	2023
(In millions)	(Unaudited)
Operating activities:
Consolidated net income	$433.9	$417.2
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	506.9	461.0
Stock-based compensation expense	71.9	61.3
Deferred income taxes	(45.2)	(67.9)
Gain on fair market value adjustment and gain on sale of equity investments	—	(13.8)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(47.8)	(86.4)
Other assets, current and long-term	(13.3)	(16.0)
Current and long term liabilities, excluding debt	93.3	39.3
Cash provided by operating activities	999.7	794.7
Investing activities:
Capital expenditures	(392.6)	(455.6)
Acquisitions, net of cash acquired	—	(276.0)
Cash received from divestitures	—	6.9
Cash used in investing activities	(392.6)	(724.7)
Financing activities:
Net short-term payments	(195.9)	(83.6)
Payments on long-term debt	(695.6)	(575.0)
Proceeds from issuance of long-term debt	649.8	872.9
Dividends paid to Equifax shareholders	(144.8)	(143.7)
Distributions paid to noncontrolling interests	(4.4)	(2.8)
Proceeds from exercise of stock options and employee stock purchase plan	67.5	18.6
Payment of taxes related to settlement of equity awards	(16.4)	(16.9)
Debt issuance costs	(5.2)	(6.0)
Cash (used in) provided by financing activities	(345.0)	63.5
Effect of foreign currency exchange rates on cash and cash equivalents	(10.7)	(6.1)
Increase in cash and cash equivalents	251.4	127.4
Cash and cash equivalents, beginning of period	216.8	285.2
Cash and cash equivalents, end of period	$468.2	$412.6

Common Questions & Answers (Unaudited)
(Dollars in millions)

1.    Can you provide a further analysis of operating revenue by operating segment?

Operating revenue consists of the following components:

(In millions)	Three Months Ended September 30,
					Local Currency	Organic Local Currency
Operating revenue:	2024	2023	$ Change	% Change	% Change (1)	% Change (2)
Verification Services	$524.9	$459.3	$65.6	14%		14%
Employer Services	95.1	117.9	(22.8)	(19)%		(19)%
Total Workforce Solutions	620.0	577.2	42.8	7%		7%
Online Information Solutions	381.1	348.2	32.9	9%		9%
Mortgage Solutions	38.0	27.3	10.7	39%		39%
Financial Marketing Services	57.8	50.5	7.3	14%		14%
Total U.S. Information Solutions	476.9	426.0	50.9	12%		12%
Latin America	96.7	80.1	16.6	21%	58%	31%
Europe	94.9	85.2	9.7	11%	9%	9%
Asia Pacific	88.5	85.5	3.0	4%	2%	2%
Canada	64.8	65.1	(0.3)	—%	1%	1%
Total International	344.9	315.9	29.0	9%	18%	12%
Total operating revenue	$1,441.8	$1,319.1	$122.7	9%	11%	10%

(1)Local currency revenue change is calculated by conforming 2024 results using 2023 exchange rates.

(2)Organic local currency revenue growth is defined as local currency revenue growth, adjusted to reflect an increase in prior year Equifax revenue from the revenue of acquired companies in the prior year period. This adjustment is made for 12 months following the acquisition.

2. What is the estimate of the change in overall U.S. mortgage market credit inquiry volume that is included in the 2024 fourth quarter and full year guidance provided?

The change year over year in total U.S. mortgage market credit inquiries received by Equifax in the third quarter of 2024 was an increase of 1%. The guidance provided on page 3 assumes a change year over year in total U.S. mortgage market credit inquiries received by Equifax in the fourth quarter of 2024 to be an increase of about 9%. For full year 2024, our guidance assumes a decline of about 7%.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A. Reconciliation of net income attributable to Equifax to diluted EPS attributable to Equifax, defined as net income adjusted for acquisition-related amortization expense, accrual for legal and regulatory matters related to the 2017 cybersecurity incident, fair market value adjustment of equity investment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, income tax effect of stock awards recognized upon vesting or settlement, Argentina highly inflationary foreign currency adjustment, realignment of resources and other costs, adjustments to deferred tax balances and aggregated tax impact of these adjustments:

	Three Months Ended September 30,
(In millions, except per share amounts)	2024	2023	$ Change	% Change
Net income attributable to Equifax	$141.3	$162.2	$(20.9)	(13)%
Acquisition-related amortization expense of certain acquired intangibles (1)	64.6	64.4	0.2	—%
Accrual for legal and regulatory matters related to the 2017 cybersecurity incident (2)	0.1	14.2	(14.1)	(99)%
Fair market value adjustment of equity investment (3)	—	0.2	(0.2)	nm
Foreign currency impact of certain intercompany loans (4)	0.1	(0.4)	0.5	nm
Acquisition-related costs other than acquisition amortization (5)	15.9	24.4	(8.5)	(35)%
Income tax effects of stock awards that are recognized upon vesting or settlement (6)	(3.1)	(0.3)	(2.8)	nm
Argentina highly inflationary foreign currency adjustment (7)	0.3	0.4	(0.1)	(25)%
Realignment of resources and other costs (8)	41.6	(2.3)	43.9	nm
Adjustments to deferred tax balances (9)	—	(28.2)	28.2	nm
Tax impact of adjustments (10)	(29.0)	(16.7)	(12.3)	74%
Net income attributable to Equifax, adjusted for items listed above	$231.8	$217.9	$13.9	6%
Diluted EPS attributable to Equifax, adjusted for items listed above	$1.85	$1.76	$0.09	5%
Weighted-average shares used in computing diluted EPS	125.2	123.9
nm - not meaningful

(1)During the third quarter of 2024, we recorded acquisition-related amortization expense of certain acquired intangibles of $64.6 million ($51.4 million, net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. The $13.2 million of tax is comprised of $17.3 million of tax expense net of $4.1 million of a cash income tax benefit. During the third quarter of 2023, we recorded acquisition-related amortization expense of certain acquired intangibles of $64.4 million ($51.7 million, net of tax). The $12.7 million of tax is comprised of $16.7 million of tax expense net of $4.0 million of a cash income tax benefit. See the Notes to this reconciliation for additional detail.

(2)During the third quarter of 2024, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.1 million. During the third quarter of 2023, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $14.2 million primarily driven by our accrual for a penalty associated with resolution of the investigation of the incident by the Financial Conduct Authority in the United Kingdom. See the Notes to this reconciliation for additional detail.

(3)During the third quarter of 2023, we recorded a loss on the fair market value adjustment of an equity investment of $0.2 million ($0.1 million, net of tax). The fair value adjustment was recorded to the Other income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional details.

(4)During the third quarter of 2024, we recorded a foreign currency loss on certain intercompany loans of $0.1 million. During the third quarter of 2023, we recorded a foreign currency gain on certain intercompany loans of $0.4 million. The impact was recorded to the Other income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(5)During the third quarter of 2024, we recorded $15.9 million ($12.2 million, net of tax) for acquisition-related costs other than acquisition amortization. During the third quarter of 2023, we recorded $24.4 million ($19.9 million, net of tax) for acquisition-related costs other than acquisition amortization. These costs primarily related to integration costs resulting from recent acquisition activity and were recorded in operating income. See the Notes to this reconciliation for additional detail.

(6)During the third quarter of 2024, we recorded a tax benefit of $3.1 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the third quarter of 2023, we recorded a tax benefit of $0.3 million related to the tax effects of deductions for stock compensation expense in excess of amounts recorded for compensation costs. See the Notes to this reconciliation for additional detail.

(7)Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers in 2018. During the third quarter of 2024 and 2023, we recorded a foreign currency loss of $0.3 million and $0.4 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(8)During the third quarter of 2024, we recorded $41.6 million ($29.5 million, net of tax) of restructuring charges for the realignment of resources and other costs. These restructuring charges predominantly relate to our ongoing efforts toward completion of our technology transformation in order to support the Company's strategic objectives. During the third quarter of 2023, we recorded an adjustment of $2.3 million ($1.7 million, net of tax) to previous restructuring charges as we refined our estimate for the realignment of resources and other costs recorded in the second quarter of 2023. See the Notes to this reconciliation for additional detail.

(9)During the third quarter of 2023, we recorded a tax benefit of $28.2 million related to the write off of a deferred tax liability related to our original investment in Boa Vista Serviços as a result of our purchase of the remaining interest in Boa Vista Serviços in the same quarter. See Notes to this reconciliation for additional detail.

(10)During the third quarter of 2024, we recorded the tax impact of adjustments of $29.0 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $13.2 million ($17.3 million of tax expense net of $4.1 million of cash income tax benefit), (ii) a tax adjustment of $3.7 million related to acquisition-related costs other than acquisition amortization, and (iii) a tax adjustment of $12.1 million related to the realignment of resources and other costs.

During the third quarter of 2023, we recorded the tax impact of adjustments of $16.7 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $12.7 million ($16.7 million of tax expense net of $4.0 million of cash income tax benefit), (ii) a tax adjustment of $0.1 million related to the fair market value adjustment of an equity investment, (iii) a tax adjustment of $4.5 million related to acquisition-related costs other than amortization, and (iv) a tax adjustment of $0.6 million related to the realignment of resources and other costs.

B. Reconciliation of net income attributable to Equifax to adjusted EBITDA, defined as net income excluding income taxes, interest expense, net, depreciation and amortization expense, accrual for legal and regulatory matters related to the 2017 cybersecurity incident, fair market value adjustment of equity investment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, Argentina highly inflationary foreign currency adjustment, realignment of resources and other costs and presentation of adjusted EBITDA margin:

	Three Months Ended September 30,
(In millions)	2024	2023	$ Change	% Change
Revenue	$1,441.8	$1,319.1	$122.7	9%

Net income attributable to Equifax	$141.3	$162.2	$(20.9)	(13)%
Income taxes	51.1	26.4	24.7	94%
Interest expense, net*	52.4	56.6	(4.2)	(7)%
Depreciation and amortization	169.1	154.4	14.7	10%
Accrual for legal and regulatory matters related to 2017 cybersecurity incident (1)	0.1	14.2	(14.1)	(99)%
Fair market value adjustment of equity investment (2)	—	0.2	(0.2)	nm
Foreign currency impact of certain intercompany loans (3)	0.1	(0.4)	0.5	nm
Acquisition-related amounts other than acquisition amortization (4)	15.9	24.4	(8.5)	(35)%
Argentina highly inflationary foreign currency adjustment (5)	0.3	0.4	(0.1)	(25)%
Realignment of resources and other costs (6)	41.6	(2.3)	43.9	nm
Adjusted EBITDA, excluding the items listed above	$471.9	$436.1	$35.8	8%
Adjusted EBITDA margin	32.7%	33.1%
nm - not meaningful
*Excludes interest income of $3.9 million in 2024 and $6.2 million in 2023.

(1)During the third quarter of 2024, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.1 million. During the third quarter of 2023, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $14.2 million primarily driven by our accrual for a penalty associated with resolution of the investigation of the incident by the Financial Conduct Authority in the United Kingdom. See the Notes to this reconciliation for additional detail.

(2)During the third quarter of 2023, we recorded a loss on the fair market value adjustment of an equity investment of $0.2 million ($0.1 million, net of tax). The fair value adjustment was recorded to the Other income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional details.

(3)During the third quarter of 2024, we recorded a foreign currency loss on certain intercompany loans of $0.1 million. During the third quarter of 2023, we recorded a foreign currency gain on certain intercompany loans of $0.4 million. See the Notes to this reconciliation for additional detail.

(4)During the third quarter of 2024, we recorded $15.9 million ($12.2 million, net of tax) for acquisition-related costs other than acquisition amortization. During the third quarter of 2023, we recorded $24.4 million ($19.9 million, net of tax) for acquisition-related costs other than acquisition amortization. These costs primarily related to integration costs resulting from recent acquisition activity and were recorded in operating income. See the Notes to this reconciliation for additional detail.

(5)Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers in 2018. During the third quarter of 2024 and 2023, we recorded a foreign currency loss of $0.3 million and $0.4 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(6)During the third quarter of 2024, we recorded $41.6 million ($29.5 million, net of tax) of restructuring charges for the realignment of resources and other costs. These restructuring charges predominantly relate to our ongoing efforts toward completion of our technology transformation in order to support the Company's strategic objectives. During the third quarter of 2023, we recorded an adjustment of $2.3 million ($1.7 million, net of tax) to previous restructuring charges as we refined our estimate for the realignment of resources and other costs recorded in the second quarter of 2023. See the Notes to this reconciliation for additional detail.

C. Reconciliation of operating income by segment to adjusted EBITDA, excluding depreciation and amortization expense, other income (expense), net, noncontrolling interest, accrual for legal and regulatory matters related to the 2017 cybersecurity incident, fair market value adjustment of equity investment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, Argentina highly inflationary foreign currency adjustment, realignment of resources and other costs and presentation of adjusted EBITDA margin for each of the segments:

(In millions)	Three Months Ended September 30, 2024
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$620.0	$476.9	$344.9	—	$1,441.8
Operating income	267.6	98.1	48.1	(166.7)	247.1
Depreciation and amortization	44.9	61.0	43.6	19.6	169.1
Other income (expense), net*	—	—	1.2	(2.1)	(0.9)
Noncontrolling interest	—	—	(1.4)	—	(1.4)
Adjustments (1)	7.4	2.5	4.1	44.0	58.0
Adjusted EBITDA	$319.9	$161.6	$95.6	$(105.2)	$471.9
Operating margin	43.2%	20.6%	13.9%	nm	17.1%
Adjusted EBITDA margin	51.6%	33.9%	27.7%	nm	32.7%

nm - not meaningful
*Excludes interest income of $2.1 million in International and $1.8 million in General Corporate Expense.

(In millions)	Three Months Ended September 30, 2023
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$577.2	$426.0	$315.9	—	$1,319.1
Operating income	241.2	89.7	40.2	(124.7)	246.4
Depreciation and amortization	44.2	51.1	39.7	19.4	154.4
Other (expense) income, net*	—	(0.2)	1.9	(0.8)	0.9
Noncontrolling interest	—	—	(2.1)	—	(2.1)
Adjustments (1)	8.3	5.2	3.2	19.8	36.5
Adjusted EBITDA	$293.7	$145.8	$82.9	$(86.3)	$436.1
Operating margin	41.8%	21.1%	12.7%	nm	18.7%
Adjusted EBITDA margin	50.9%	34.2%	26.2%	nm	33.1%

nm - not meaningful
*Excludes interest income of $5.7 million in International and $0.5 million in General Corporate Expense.

(1)During the third quarter of 2024, we recorded pre-tax expenses of $0.1 million for an accrual for legal and regulatory matters related to the 2017 cybersecurity incident, $0.1 million for a foreign currency loss on certain intercompany loans, $15.9 million for acquisition-related costs other than acquisition amortization, a foreign currency loss of $0.3 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy, and $41.6 million of restructuring charges for the realignment of resources and other costs.

During the third quarter of 2023, we recorded pre-tax expenses of $14.2 million for an accrual for legal and regulatory matters related to the 2017 cybersecurity incident, a $0.2 million loss on the fair market value adjustment of equity investments, a $0.4 million foreign currency gain on certain intercompany loans, $24.4 million in acquisition-related costs other than acquisition amortization, a foreign currency loss of $0.4 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy, and $2.3 million of an adjustment to previous restructuring charges as we refined our estimate for the realignment of resources and other costs recorded in the second quarter of 2023.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Diluted EPS attributable to Equifax is adjusted for the following items:

Acquisition-related amortization expense - During the third quarter of 2024 and 2023, we recorded acquisition-related amortization expense of certain acquired intangibles of $64.6 million ($51.4 million, net of tax) and $64.4 million ($51.7 million, net of tax), respectively. We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization and other items that are not comparable allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Accrual for legal and regulatory matters related to the 2017 cybersecurity incident - Accrual for legal and regulatory matters related to the 2017 cybersecurity incident includes legal fees to respond to subsequent litigation and government investigations for both periods presented. During the third quarter of 2024, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.1 million. During the third quarter of 2023, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $14.2 million primarily driven by our accrual for a penalty associated with resolution of the investigation of the incident by the Financial Conduct Authority in the United Kingdom. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Fair market value adjustment of equity investment - During the third quarter of 2023, we recorded a $0.2 million ($0.1 million, net of tax) loss related to adjusting our investment in Brazil to fair market value at the date of the acquisition. On August 7, 2023, we purchased the remaining interest of our equity investment in Brazil. The investment in Brazil had a readily determinable fair value and the carrying value of the investment was adjusted to fair value as of the close date, resulting in a loss. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three months ended September 30, 2023, since the non-operating loss is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Foreign currency impact of certain intercompany loans - During the third quarter of 2024 and 2023, we recorded a loss of $0.1 million and a gain of $0.4 million, respectively, related to foreign currency impact of certain intercompany loans. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Acquisition-related costs other than acquisition amortization - During the third quarter of 2024 and 2023, we recorded $15.9 million ($12.2 million, net of tax) and $24.4 million ($19.9 million, net of tax), respectively, for acquisition-related costs other than acquisition amortization. These costs primarily related to integration costs resulting from recent acquisitions and were recorded in operating income. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting, and analyzing future periods.

Income tax effects of stock awards that are recognized upon vesting or settlement - During the third quarter of 2024, we recorded a tax benefit of $3.1 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the third quarter of 2023, we recorded a tax benefit of $0.3 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three months ended September 30, 2024 and 2023 because these amounts are non-operating and relate to income tax benefits or deficiencies for stock awards recognized when tax amounts differ from recognized stock compensation cost. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Argentina highly inflationary foreign currency adjustment - Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers. We recorded a foreign currency loss of $0.3 million and $0.4 million during the third quarter of 2024 and 2023, respectively, as a result of remeasuring the peso denominated monetary assets and liabilities due to Argentina being highly inflationary. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Charge related to the realignment of resources and other costs - During the third quarter of 2024, we recorded $41.6 million ($29.5 million, net of tax) of restructuring charges for the realignment of resources and other costs. These restructuring charges predominantly relate to our ongoing efforts toward completion of our technology transformation in order to support the Company's strategic objectives. During the third quarter of 2023, we recorded an adjustment of $2.3 million ($1.7 million, net of tax) to previous restructuring charges as we refined our estimate for the realignment of resources and other costs recorded in the second quarter of 2023. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three months ended September 30, 2024 and 2023, since the charges are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjustments to deferred tax balances - During the third quarter of 2023, we recorded a tax benefit of $28.2 million related to the write off of a deferred tax liability related to our original investment in Boa Vista Serviços as a result of our purchase of the remaining interest in Boa Vista Serviços in the same quarter. We determined the deferred tax balance should no longer be recorded as a result of our purchase of the remaining interest in Boa Vista Serviços during the third quarter of 2023. Management believes excluding this tax effect from certain financial results provides meaningful supplemental information regarding our financial results for the three months ended September 30, 2023, since this tax benefit is not comparable among the periods. This is consistent with how management reviews and assesses Equifax's historical performance and is useful when planning, forecasting and analyzing future periods.

Adjusted EBITDA and EBITDA margin - Management defines adjusted EBITDA as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization and also excludes certain one-time items. Management believes the use of adjusted EBITDA and adjusted EBITDA margin allows investors to evaluate our performance for different periods on a more comparable basis.